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                                                         EXHIBIT 10.12.2


                             STOCK OPTION AGREEMENT

      Number of Shares subject to option:  63,251.  Option No.: __________.


      This STOCK OPTION AGREEMENT (the "Agreement") is made and entered into this 7th day of January, 1986, between The System Works, Inc., a Georgia corporation (the "Company") and John W. Blend, an individual residing at _______________ Atlanta, Georgia (the "Optionee").

                              W I T N E S S E T H:

     SECTION 1. GRANT OF OPTION. Pursuant to the terms and conditions of The System Works, Inc. Stock Option Plan (the "Plan") and this Agreement, the Company hereby grants to the Optionee a Stock Option (the "Option") to purchase from the Company, for cash and/or with stock of the Company, all or any part of an aggregate of 63,251 shares of the $.01 par value common stock (collectively, the "Shares" and singularly, a "Share") of the Company at the purchase price of $2.7211 per share.

     Section 2. TERMS AND CONDITIONS. It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

     (a) EXPIRATION DATE. The Option shall expire ten years after the date hereof, on January 7, 1996.

     (b)  EXERCISE OF OPTION.  Subject to earlier termination as set forth in
Section 2(c) hereof, this Option may be exercised only as set forth herein, provided, however, that the Company may, in its absolute discretion and upon such terms and conditions as it deems appropriate, permit this Option to be exercised in whole or in part at any time in the event of a merger or a consolidation of the Company into another corporation, the acquisition by any person, corporation or other entity of more than 50% of the Company's then outstanding common stock or the liquidation or dissolution of the Company. Subject to the provisions of this Agreement, on or after the first anniversary date of this Agreement and during the term of this Option, Optionee may purchase 33,333 of the Shares subject to this Option; and on or after the second anniversary date of this Agreement and during the term of this Option the Optionee may purchase the remaining 29,918 Shares subject to this Option. Such right shall be cumulative from year to year, that is, any Shares not purchased during one year may be purchased in any subsequent year during the term of the Option. Fractional Shares

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will not be issued.  This Option may be exercised in whole or in part only by the delivery by the Optionee (or his legal representative) of written notice to the Company at its office at 1640 Powers Ferry Road Building 11, Suite 100, Marietta, Georgia 30067, personally or by certified mail. Each such notice shall state the number of Shares with respect to which this Option is being exercised and shall specify a date, not less than five days nor more than fifteen days after the date of the delivery of such notice on which the Shares shall be taken and payment made. Payment for such Shares shall be in any manner the Company deems acceptable, including, in the discretion of the Company, cash, certified or cashier's check or personal check, or shares in the Company. The Option shall not be deemed exercised in whole or in part until payment in the manner described above has been made, provided, however, in the event of failure of the Optionee to take and pay for the number of Shares specified in the notice of election to the date stated therein, the Option shall become inoperative as to such number of Shares but shall continue with respect to any remaining Shares subject to the Option as to which exercise has not been made.

     (c) EXERCISE UPON DEATH OR TERMINATION OF EMPLOYMENT. In the event of the death of Optionee while an employee of the Company or of a Subsidiary, that number of Shares that may be purchasable pursuant to this option, subject to the limitations of Section 2 (b), for which Optionee has not exercised his right to purchase at the time of Optionee's death shall be purchasable after such death by the person or persons to whom Optionee's rights under this Option pass by will or applicable law, or if no such person has such right by his executors or administrators, at any time, or from time to time within six months after the date of Optionee's death, but in no event later than the expiration date specified in subparagraph (a) of this Section 2. (2) If Optionee's employment shall terminate for any reason other than death, all rights to exercise this Option shall immediately terminate.

     (d) NONTRANSFERABILITY. This Option is not transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee this Option is exercisable only by him.

     (e) ADJUSTMENTS. In the event of any change in the outstanding Shares by reason of a stock dividend, recapitalization, split-up, merger, consolidation, combination or exchange of Shares or the like, the aggregate number and kind of Shares subject to each outstanding option and the option prices shall be appropriately adjusted by the Committee (but, in the case of a merger or consolidation the Committee may determine that adjust-


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ments are not appropriate under the circumstances).  Any adjustment(s) so made shall be final and binding upon Optionee.

     (f) NO RIGHTS AS STOCKHOLDER. Optionee shall have no rights as a stockholder of the Company prior to the issuance by the Company of a certificate or certificates representing Shares acquired hereunder.

     (g) NO RIGHT TO CONTINUED EMPLOYMENT. This Option shall not affect in any way whatsoever the employment of Optionee by the Company or any Subsidiary thereof, nor the right of the Company or a Subsidiary, as the case may be, to terminate Optionee's employment with same.

     (h) COMPLIANCE WITH LAW AND REGULATIONS. This Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable laws, rules and regulations, including, but not limited to, those of the United States and its states, and to such approvals by any government or regulatory agency as may be required.

     SECTION 3. INVESTMENT REPRESENTATION. Optionee shall furnish the Company prior to the issuance of any Shares hereunder an agreement, in form and substance satisfactory to the Company, to the effect that the Shares to be acquired thereby if not registered pursuant to applicable state or federal securities laws will be acquired for investment and not with a view to the sale or distribution thereof.

     SECTION 4. OPTIONEE BOUND BY PLAN. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The provisions of the Plan are incorporated herein by this reference.

     SECTION 5. NOTICES. Any notice hereunder to the Company shall be addressed to it at its office, 1640 Powers Ferry Road, Building 11, Suite 100, Marietta, Georgia, 30067; Attention: Treasurer, and any notice hereunder to Optionee shall be addressed to him at ____________________, Atlanta, Georgia ________; subject to the right of either party to designate at any time hereafter in writing some other address.

     SECTION 6. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with Georgia law, to the extent such construction and interpretation does not adversely affect the treatment of any option intended to qualify as an Option under the Code.


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     SECTION 7.     COUNTERPARTS.  This Agreement has been executed in two
counterparts each of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its Chief Executive Officer or a Vice President and Optionee has executed this Agreement, both as of the day and year first above written.


[CORPORATE SEAL]                        THE SYSTEM WORKS, INC.


                                        By: /s/ David P. Welden
                                            -------------------------------

                                        Title: Pres.
                                               ----------------------------


                                             /s/  John W. Blend
                                        -----------------------------------
                                        John W. Blend, Optionee


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